Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of October 31, 2008, by and among IDO Security Inc. (formerly known as The Medical Exchange Inc.), a Nevada corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $1,351,137.50 (the "Purchase Price") of principal amount of promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company's common stock, $0.001 par value (the "Common Stock") at a per share conversion price set forth in the Note (“Conversion Price”); up to $3,377,843.75 stated value of Series A Preferred Stock of the Company (“Preferred Stock”) convertible into the Common Stock, subject to the rights and preferences in the Certificate of Designation in the form annexed hereto as Exhibit B; and share purchase warrants (the “Warrants”), in the form annexed hereto as Exhibit C, to purchase shares of Common Stock (the “Warrant Shares”).  The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Note Conversion Shares”), the Preferred Stock and Shares of Common Stock issuable upon conversion of the Preferred Stock (“Preferred Conversion Shares”) (Note Conversion Shares and Preferred Conversion Shares are collectively referred to herein as “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit D (the "Escrow Agreement").

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           Closing.   The “Closing Date” shall be deemed as of October 31, 2008. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the Principal Amount designated on the signature page hereto for the Purchase Price indicated thereon and the amount of Preferred Stock described pursuant to Section 3 below, and Warrants as described in Section 2 of this Agreement.

2.           Warrants.  On the Closing Date, the Company will issue and deliver Warrants to the Subscribers.  One Class C Warrant will be issued for each Share which would be issued on the Closing Date assuming the complete conversion of the Notes issued on the Closing Date at the Conversion Price in effect on the Closing Date.  The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class C Warrant shall be equal to $0.25.   The Class C Warrants shall be exercisable until five (5) years after the Closing Date.

3.           Preferred Stock.   On the Closing Date, the Company will issue and deliver the Preferred Stock to the Subscribers.  The timely filing of the Certificate of Designation and the timely issuance and delivery of the Preferred Stock are material terms of this Agreement and failure to strictly comply with the terms of this Section 3 shall be an Event of Default under the Notes.  Each Subscriber will be issued shares of the Company’s Preferred Stock equal to 250% of the Principal Amount of the Notes being issued to such Subscriber.

4.           Subscriber's Representations and Warranties.  Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

  (a)           Organization and Standing of the Subscribers.  If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

  (b)           Authorization and Power.  Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes, Preferred Stock and Warrants being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the term hereof.

  (c)           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

  (d)           Information on Company.   The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB filed on April 15, 2008 for the fiscal year ended December 31, 2007, the quarterly reports for each of the three month periods ended March 31, 2008 and June 30, 2008, together with all subsequent filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports").  In addition, the Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. Each Subscriber, severally and  not jointly, hereby represents that, in connection with the Subscriber’s investment or the Subscriber’s decision to purchase the Securities, except as herein provided, the Subscriber has not relied on any statement or representation of any person, including any such statement or representation by the Company or the placement agent or any of their respective controlling persons,  officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth in the Transaction Documents.

  (e)           Information on Subscriber.  The Subscriber is, and will be at the time of the conversion of the Notes, Preferred Stock and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Subscriber is accurate.

  (f)            Purchase of Notes, Preferred Stock and Warrants.  On the Closing Date, the Subscriber will purchase the Notes, Preferred Stock and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

  (g)           Compliance with Securities Act.   The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  The Subscribers will comply with all applicable rules and regulations in connection with the sales of the securities including laws relating to short sales.

  (h)           Shares Legend.  The Shares, and the Warrant Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

  (i)           Warrants Legend.  The Warrants shall bear the following or similar legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

  (j)            Note Legend.  The Note shall bear the following legend:

"THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

  (k)           Preferred Stock Legend.   The Preferred Stock shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

  (l)           Communication of Offer.  The offer to sell the Securities was directly communicated to the Subscriber by the Company.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

  (m)          Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

  (n)           Restricted Securities.   Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

  (o)           No Governmental Review.  Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

  (p)           Correctness of Representations.  Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

  (q)           Survival.  The foregoing representations and warranties shall survive the Closing Date for a period of three years.

5.           Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that as of the date hereof and the Closing Date and unless the Company notifies the Subscribers prior to the Closing Date, as follows (except as set forth on the Schedule of Exceptions delivered to the Subscribers with each numbered Schedule corresponding to the section number herein or in the Reports):

  (a)           Due Incorporation.  The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  The Company’s Subsidiaries as of the Closing Date are set forth on Schedule 5(a).

  (b)           Outstanding Stock.  All issued and outstanding shares of capital stock of the Company and Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

  (c)           Authority; Enforceability.  This Agreement, the Note, the Preferred Stock, the Certificate of Designation, the Warrants, the Escrow Agreement, the Intercreditor and Modification Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

  (d)           Additional Issuances.   There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of the Company or Subsidiaries or other equity interest in the Company except as described in the Reports or on Schedule 5(d).  The Common Stock of the Company on a fully diluted basis outstanding as of the last Business Day preceding the Closing Date is set forth on Schedule 5(d).

  (e)          Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s Board of Directors.

  (f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

 (i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

 (ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except as described herein; or

 (iii)         except as described in Schedule 5(d), result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

             (iv)        will result in the triggering of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company; or

  (g)           The Securities.  The Securities upon issuance:

 (i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

 (ii)          have been, or will be, duly and validly authorized and on the date of issuance of the Shares upon conversion of the Notes and Preferred Stock and the Warrant Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted;

 (iii)         will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

 (iv)        will not subject the holders thereof to personal liability by reason of being such holders; and

 (v)         assuming the representations warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

  (h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

  (i)            No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

  (j)           Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

  (k)           Stop Transfer.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

  (l)           Defaults.   The Company is not in violation of its articles of incorporation or bylaws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company’s knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

  (m)          No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Nor will the Company nor any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

  (n)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

  (o)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company businesses since December 31, 2007 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or on Schedule 5(o).

  (p)           No Undisclosed Events or Circumstances.  Since December 31, 2007, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

  (q)           Capitalization.  The authorized and outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth in the Reports or on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries.

  (r)           Dilution.   The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes and Preferred Stock and the Warrant Shares upon exercise of the Warrants, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

  (s)           No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

  (t)           Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

  (u)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

  (v)           Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

  (w)           Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol IDOI.OB.  The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

  (x)           DTC Status.   The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(x) hereto.

  (y)           Solvency.   Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, the Company does not intend to incur debts that would be beyond its ability to pay as such debts mature.

  (z)           Company Predecessor and Subsidiaries.   The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (l), (o), (p), (q), (s), (t), and (u) of this Agreement, as same relate to the Subsidiary of the Company.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 9(g) through 9(l) shall relate, apply and refer to the Company and its predecessors.

 (AA)        Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

 (BB)         Survival.  The foregoing representations and warranties shall survive the Closing Date for a period of three years.

6.           Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.  A form of the legal opinion is annexed hereto as Exhibit E.  The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and Preferred Stock and exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

                 7.1.       Conversion of Note and Preferred Stock.

  (a)           Upon the conversion of a Note, interest, any sum due to the Subscriber under the Transaction Documents, including Liquidated Damages, Preferred Stock, or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the usual 1933 Act restriction from transfer legend.  If and when the Subscriber sells the Shares, assuming (i) a registration statement registering such shares under the 1933 Act is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) the Subscriber or its agent confirms in writing to the transfer agent that the Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Shares without restrictive legend and the Shares will be free-trading, and freely transferable.  In the event that the Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely if pursuant to Rule 144(b)(1)(i) of the 1933 Act, or for 90 days, if pursuant to other provision of Rule 144 of the 1933 Act.

  (b)           Subscriber will give notice of its decision to exercise its right to convert the Note, interest, Preferred Stock, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note and the Certificate of Designation) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement.  The Subscriber will not be required to surrender the Note or stock certificate representing the Preferred Stock until the Note or stock certificate representing the Preferred Stock has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM (or if received by the Company after 6 PM then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note or the Preferred Stock to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the "Delivery Date").  In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber.   A Note representing the balance of the Note or stock certificate representing the balance of the Preferred Stock not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note or stock certificate to the Company. In the event that a Subscriber elects not to surrender a Note or stock certificate representing the Preferred Stock for reissuance upon partial payment or conversion of a Note or Preferred Stock, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note or Shares of Preferred Stock actually held.

  (c)           The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively later than the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber.  As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount or stated value of Preferred Stock (and proportionately for other amounts) being converted of the corresponding Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares within seven (7) business days after the Delivery Date or make payment within seven (7) business days after the Mandatory Redemption Payment Date (as defined in Section 7.2 below), the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

  (d)           Upon the increase by the Company of its authorized number of shares of Common Stock no later than March 31, 2009, the Company agrees and acknowledges that despite the pendency of a not yet effective registration statement which includes for registration the Securities, the Subscriber is permitted to and the Company will issue to the Subscriber Shares upon conversion of the Note or Preferred Stock and Warrant Shares upon exercise of the Warrants.  Such Shares will, if required by law, bear the legends described in Section 4 above and if the requirements of Rule 144 under the 1933 Act are satisfied, be resalable thereunder.

7.2.        Mandatory Redemption at Subscriber’s Election.  In the event (i) the Company is prohibited from issuing Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement), that continues for more than twenty (20) business days, (iii) a Change in Control (as defined below), or (iv) of the liquidation, dissolution or winding up of the Company, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber (“Calculation Period”), a sum of money determined by multiplying up to the outstanding principal amount of the Note or stated value of Preferred Stock designated by the Subscriber by 120% ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest or stated value of Preferred Stock will be deemed paid and no longer outstanding.  Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment.  For purposes of this Section 7.2, “Change in Control” shall mean (i) the Company no longer having a class of shares publicly traded or listed on a Principal Market, (ii) the Company becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction) and (iii) the sale, lease or transfer of substantially all the assets of the Company or Subsidiaries.

                 7.3.       Maximum Conversion.  The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note or Preferred Stock in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note or Preferred Stock with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%.  The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days’ prior written notice to the Company.  The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7.4.        Injunction Posting of Bond.  In the event a Subscriber shall elect to convert the Preferred Stock, a Note or part thereof, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the outstanding principal and interest of the Note, outstanding stated value of the Preferred Stock or aggregate purchase price of the Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

                 7.5.       Buy-In.   In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note or the Preferred Stock by the Delivery Date and if after seven (7) business days after the Delivery Date the Subscriber or a broker on the Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, stated value of the Preferred Stock for which such conversion was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty.  For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest or the Preferred Stock, the Company shall be required to pay the Subscriber $1,000 plus interest. The Subscriber shall provide the Company written notice and evidence indicating the amounts payable to the Subscriber in respect of the Buy-In.

7.6         Adjustments.   The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes or the Preferred Stock and exercise of the Warrants shall be equitably adjusted and as otherwise described in this Agreement, the Notes, Certificate of Designation and Warrants.

7.7.        Redemption.    The Notes, Preferred Stock and Warrants shall not be redeemable or callable by the Company except as described in the Notes, Certificate of Designation, Warrants and Subscription Agreement.

                 8.          Legal Fees.  The Company shall pay to Grushko & Mittman, P.C., a cash fee of $18,000 (“Legal Fees”) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes, Preferred Stock and Warrants (the “Offering”).  Reimbursement for estimated UCC searches and filing fees (less any amounts paid prior to a Closing Date), and estimated printing and shipping costs for the closing statements to be delivered to Subscribers, will be payable on the Closing Date out of funds held pursuant to the Escrow Agreement.

 9.          Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

  (a)           Stop Orders.  The Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

  (b)           Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes, Preferred Stock or Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the NYSE Alternext US, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock [the “Principal Market”]), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.  As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

  (c)           Market Regulations.  The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

  (d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) two (2) years after the Closing Date, (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to an effective registration statement or are eligible for resale pursuant to Rule 144, without regard to volume limitations or (iii) the Notes and Preferred Stock are no longer outstanding (the date of occurrence of the last such event being the “End Date”), the Company will (A) cause its Common Stock to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

  (e)           Use of Proceeds.  The proceeds of the Offering will be employed by the Company for working capital and general corporate purposes.   The Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on a Closing Date except as described on Schedule 9(e).   Except as disclosed on Schedule 9(e), for so long as any Notes are outstanding, the Company will not prepay any financing related debt obligations nor redeem any equity instruments of the Company.

  (f)           Reservation.   On or before March 31, 2009, and at all times thereafter, the Company shall have reserved, pro rata, on behalf of each holder of a Note, Preferred Stock or Warrant, from its authorized but unissued Common Stock, a number of common shares equal to 125% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes, Preferred Stock and interest and 100% of the Warrant Shares issuable upon exercise of the Warrants.

  (g)           DTC Program.  At all times that Notes, Preferred Stock or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

  (h)           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

  (i)            Insurance.  From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

  (j)            Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

  (k)           Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

  (l)           Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

  (m)          Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

  (n)           Confidentiality/Public Announcement.  From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K or any registration statements regarding the Subscribers’ Securities or in correspondence with the SEC regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the Closing Date.  Prior to filing or announcement, such Form 8-K or public announcement will be provided to Subscribers for their review and approval.  In the Form 8-K or public announcement, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing.  Upon  delivery by the Company to Subscriber after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Preferred Stock, Shares, Warrants, or Warrant Shares are held by Subscriber, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within one business day after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K or otherwise.  In the event that the Company believes that a notice or communication to Subscriber contains material, nonpublic information, relating to the Company or Subsidiaries, the Company shall so indicate to the Subscriber contemporaneously with delivery of such notice or information.  In the absence of any such indication, the Subscriber shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

              (o)           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement, which information the Company undertakes to will publicly disclose not later than the sooner of the required or actual filing date of the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to keep such information in confidence.  The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

  (p)           Negative Covenants.   So long as a Note is outstanding, without the consent of the Subscriber, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

  (i)         create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for:  (A) the Excepted Issuances (as defined in Section 12 hereof), (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property; and (g) up to $1,000,000 line of credit with a recognized banking institution or up to $1,000,000 of inventory factoring for the Closing Date’s ordinary course of business by a recognized factor which typically conducts such factoring arrangements (each of (a) through (g), a “Permitted Lien”), (C) indebtedness for borrowed money which is not senior or pari passu in right of payment to the payment of the Notes or distribution of the Company’s assets and (D) indebtedness which shall be used to repay the Notes;

                                                              (ii)         amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscriber;

  (iii)        repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents.

  (iv)       engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company; or

  (v)        prepay or redeem any financing related debt or past due obligations outstanding as of the Closing Date except as described on Schedule 9(e).

  (q)           Offering Restrictions.    Until the expiration of the Exclusion Period, which shall be defined as the sooner of (i) 180 days after the Closing Date, or (ii) until the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to a registration statement or Rule 144 without regard to volume limitation, the Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Note or Certificate of Designation, and/or during the pendency of an Event of Default, except for the Excepted Issuances, the Company will not enter into an agreement to issue nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of Subscribers holding 66.67% of the outstanding principal amounts of the Notes, which consent may be withheld for any reason. For so long as the Notes and Preferred Stock are outstanding, the Company will not enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”).   For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or the investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company is described on Schedule 5(d).

  (r)           Seniority.   Except for Permitted Liens and as otherwise provided for herein, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in the assets of the Company or any Subsidiary; nor issue any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary, equal or superior to any right of the holder of a Note in or to such assets.

  (s)           Notices.   For so long as the Subscribers hold any Securities, the Company will maintain as United States address and United States fax number for notices purposes under the Transaction Documents.

10.         Covenants of the Company and Subscriber Regarding Indemnification.

  (a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

  (b)           Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

  (c)           In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Securities.

  (d)           The procedures set forth in Section 11.1 shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

11.1.      Indemnification and Contribution.

  (a)           In the event of a registration of any Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.1(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

  (b)           In the event of a registration of any of the Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Securities covered by such registration statement.

  (c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.1(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.1(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.1(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

  (d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.1 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.1 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.1; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

11.2.      Delivery of Unlegended Shares.

  (a)           Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares or Warrant Shares or any other Common Stock held by a Subscriber have been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(i) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

  (b)           In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

  (c)           The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.2 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Common Stock and Warrant Shares (“Unlegended Redemption Amount”).  The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

  (d)           In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares  together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

  (e)           In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.2 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.2, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

11.3.      In the event commencing one hundred and eighty-one (181) days after the issue date of the Notes, Preferred Stock and Warrants, a Subscriber is not permitted to resell any of the Shares or Warrant Shares without any restrictive legend, and such sales are not permitted as a result of the unavailability to Subscriber of Rule 144(b) under the 1933 Act or any successor rule (a “144 Default”), and the sole reason for the 144 Default is that the Company is not current in its SEC periodic filings, and Subscriber is not an Affiliate or “control person” of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty an amount equal to two percent (2%) for each thirty (30) days (or such lesser pro-rata amount for any period less than thirty (30) days) thereafter of the purchase price of the Shares and Warrant Shares owned by such Subscriber during the pendency of the 144 Default.  Liquidated damages shall not be payable pursuant to this Section 11.3 in connection with Shares and Warrant Shares for such times as such Shares and Warrant Shares may be sold by the holder thereof without restriction pursuant to Section 144(b)(1) of the 1933 Act.

12.         Additional Agreements.

  (a)           Right of First Refusal.   Until one year after the Closing Date, the Subscribers shall be given not less than ten (10) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the primary purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to director stock option plans and employee stock purchase plans described on Schedule 12(a) hereto at prices equal to or higher than the closing price of the Common Stock on the issue date of any of the foregoing, except as provided in Schedule 12(a)(iv) as a result of the exercise of Warrants or conversion of Notes, or Preferred Stock which are granted or issued pursuant to this Agreement or that have been issued prior to the Closing Date on the same terms and conditions as disclosed in a Report filed not less than five (5) days prior to the Closing Date without amendment thereto, (v) the payment of any interest on the Notes and Liquidated Damages pursuant to the Transaction Documents and (vi) the Company’s issuance of up to 100,000 shares of the Company’s Common Stock (or securities convertible into shares of common stock) to service providers as disclosed on Schedule 12(a) herein (collectively the foregoing are “Excepted Issuances”).  The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the ten (10) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering.  In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the ten (10) business days following the notice of modification to exercise such right.

  (b)           Favored Nations Provision.   Other than in connection with the Excepted Issuances, if at any time the Notes, Preferred Stock or Warrants are outstanding, the Company shall offer, issue or agree to issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares , or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of Subscribers holding 66.67% of the outstanding principal amount of Notes, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber respecting those Notes, Preferred Stock, Warrants and Shares that remain outstanding at the time of the Lower Price Issuance so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock, Shares or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price.  The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares.  The foregoing calculation and issuance shall be made separately for Shares received upon conversion of the Notes or Preferred Stock and separately for Warrant Shares.  The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock.  For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance.  The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, Preferred Stock, any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which the Subscriber and Company are parties.  The Subscriber is also given the right to elect to substitute any term or terms of any other offering in connection with which the Subscriber has rights as described in Section 12(a), for any term or terms of the Offering in connection with Securities owned by Subscriber as of the date the notice described in Section 12(a) is required to be given to Subscriber.

  (c)           Maximum Exercise of Rights.   In the event the exercise of the rights described in Sections 12(a) and 12(b) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement.  The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

  (d)           Security Interest.   On or about December 24, 2007, subscribers to an aggregate investment of $5,404,550 in Promissory Notes and Warrants of the Company (“Initial Investment”) were granted a security interest in assets of the Company.  The security interest was memorialized in a Security Agreement.  The Company, subscribers to the Initial Investment and Subscribers herein will execute such other agreements, documents and financing statements, including but not limited to an Intercreditor and Modification Agreement and Modification, Waiver and Consent Agreement reasonably requested by Subscribers to affirm and modify the terms of such Security Agreement and financing statements, in order to grant Subscribers herein a senior priority security interest in the assets of the Company, which will be filed at the Company’s expense with such jurisdictions, states and counties designated by the Subscribers.  The Company will also execute all such documents reasonably necessary in the opinion of Subscribers to memorialize and further protect the security interest described herein.  The subscribers to the Initial Investment appointed a Collateral Agent to represent them collectively in connection with the security interest.  The appointment was pursuant to a Collateral Agent Agreement.  The subscribers to the initial investment, the Company and Subscribers herein will execute such other agreements necessary in order to provide that the Collateral Agent Agreement dated as of December 24, 2007 as amended is the Collateral Agent Agreement which shall govern the rights and obligations of the Subscribers to the Initial Investment and Subscribers herein and shall remain in full force and effect except as modified in the Intercreditor and Modification Agreement and in the Modification, Waiver and Consent Agreement.  The Company agrees the Notes and all sums due under the Notes and the Transaction Documents (as defined in Section 5(c) above) are included in the term “Obligations” as defined in the Security Agreement, as amended, and are secured by the Collateral (as defined in the Security Agreement as amended) but such Obligations of the Offering herein will have senior priority to the security interest granted to the Initial Investors pursuant to the Security Agreement entered into in connection with the Initial Investment.

13.         Miscellaneous.

  (a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company, to: IDO Security Inc., 17 State Street, New York, NY 10004, Fax: (646) 285-0026, with a copy by telecopier only to: Aboudi & Brounstein, 3 Gavish St., Kfar Saba, Israel, Fax: 972-9-764-4834, and (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, Fax: (212) 697-3575.

  (b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

  (c)            Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

  (d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County.  The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

  (e)           Specific Enforcement, Consent to Jurisdiction.  To the extent permitted by law, the Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

  (f)           Damages.   In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

  (g)           Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in a registration statement and (ii) review by, and consent to, such registration statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

  (h)           Consent.   As used in the Agreement, “consent of the Subscribers” or similar language means the consent of holders of not less than 66.67% of the total of the Shares issued and issuable upon conversion of outstanding Notes owned by Subscribers on the date consent is requested.

  (i)            Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the parties to the Transaction Documents.

  (j)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

  (k)           Calendar Days/Time Periods.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.

  (l)           Maximum Liability.   In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of the Shares.

  (m)          Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

  (n)          Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

  (o)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

[THIS SPACE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

IDO SECURITY INC.
a Nevada corporation

By:
Name: Michael Goldberg
Title: CEO

Dated as of October 31, 2008

SUBSCRIBER	NOTE PRINCIPAL AMOUNT	PREFERRED STOCK	CLASS C WARRANTS

Name of Subscriber: ________________________

_________________________________________

Address: _________________________________

_________________________________________

Fax No.: _________________________________

________________________________________
(Signature)
By: